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                                                                    EXHIBIT 99.1

[RADVISION LOGO]                             [FIRST VIRTUAL COMMUNICATIONS LOGO]

[PRESS RELEASE LOGO]

RADVISION CONTACTS:                              FVC CONTACT:
Tsipi Kagan              Peter Benedict          Jonathan Morgan
Chief Financial Officer  Global Communications   Chief Executive Officer
RADVISION                RADVISION               First Virtual Communications
Tel: 201-689-6340        Tel: 201-689-6311       Tel: 650-801-6500
cfo@radvision.com        pr@radvision.com        jmorgan@fvc.com

              RADVISION AGREES TO PURCHASE SUBSTANTIALLY ALL ASSETS
      OF FIRST VIRTUAL COMMUNICATIONS, INC. AND IS DESIGNATED AS SUCCESSFUL
              BIDDER AT CONCLUSION OF COMPETITIVE BIDDING PROCESS

   - FVC DESKTOP COMMUNICATIONS ARCHITECTURE COMPLEMENTS RADVISION SOLUTION -
   - TRANSACTION INCLUDES CONTRACTS WITH GOVERNMENT, MILITARY, AND ENTERPRISE
                                  CUSTOMERS -

FAIR LAWN, NJ and REDWOOD CITY, CA, MARCH 2, 2005 -- RADVISION (NASDAQ: RVSN) and FIRST VIRTUAL COMMUNICATIONS, INC. (PINK SHEETS: FVCCQ.PK) announced today that RADVISION has agreed to acquire substantially all the operating assets, intellectual property and customer contracts of FVC and its wholly-owned subsidiary CUseeMe Networks, Inc. for approximately $7.15 million in cash. Following a competitive bidding process concluded February 28, 2005 under the supervision of the United States Bankruptcy Court for the Northern District of California in FVC's Chapter 11 reorganization, FVC selected the offer from RADVISION as the best offer for FVC's assets. The transaction, which has been approved by the Boards of Directors of both companies as well as the Official Committee of Unsecured Creditors of FVC, is subject to the approval of the Bankruptcy Court at a hearing scheduled for March 11, 2005. The transaction is expected to close on March 15, 2005.

"We believe that the visual communications market is poised for significant growth as it expands out of the meeting room and onto the employee desktop and into the home," said Gadi Tamari, CEO of RADVISION. "RADVISION has taken a market leading role in making this vision a reality and this acquisition supports our efforts in providing new technology and customer solutions. FVC has been a pioneer in the software desktop space - delivering an award-winning software-based solution to enterprises and government/military users around the world - and we are confident that the combination of the two companies' technologies and expertise will move the visual communications market forward."

"We feel that this sale of FVC assets to RADVISION is truly in the best interests of all of our constituents including our creditors, customers and employees," said FVC CEO Jonathan Morgan. "Consummation of the transaction will
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allow FVC to retire all of its outstanding secured indebtedness, will enable FVC to compensate employees who contributed to this process, and hopefully yield a material dividend to unsecured creditors. We are committed to working with RADVISION to provide our customers, who depend on FVC for their mission-critical communications, with a smooth transition through the consummation of the transaction." FVC will continue normal operations through the completion of the proposed sale.

The assets of First Virtual Communication and its wholly-owned subsidiary CUseeMe Networks, Inc. include contracts and technologies related to providing integrated real-time voice, video, and Web collaboration/communication solutions to enterprises, service providers, and portals. FVC's flagship product, Click to Meet(TM), provides a distributed software-based rich media communications platform and downloadable Web browser-based communications software client that transparently passes through firewalls - making it ideal for consumer, video call centers, and extranet applications. Click to Meet also features tight integration with commonly used enterprise desktop applications and network solutions including Microsoft Outlook, Microsoft Active Directory, Microsoft Office Live Communications Server 2005, IBM Lotus Instant Messaging, and IBM Domino directory.

This acquisition complements RADVISION's existing desktop products and strategy, overseen by Killko Caballero, RADVISION's Senior Vice President of Enterprise Strategy. Mr. Caballero has a long and deep history with FVC, where he was the Company's president and CEO. He came to FVC when it acquired CUseeMe where he was the Chief Technology Officer and later the Chairman, CEO and President. At both companies Mr. Caballero played a leading role in formulating and addressing the enterprise market's communications needs by defining and delivering powerful, industry breakthrough solutions for desktop multimedia conferencing and collaboration.

"FVC has been providing solutions to the desktop market for well over seven years and, through this acquisition, RADVISION is in a position to leverage their substantial market penetration and significant installed base of desktop conferencing users - including the U.S. Department of Defense through its DISA (Defense Information Systems Agency) certification," said Mr. Caballero. "We are committed to working closely with FVC customers and partners to continue delivering a powerful multimedia communications experience."

ABOUT RADVISION

RADVISION Ltd. (Nasdaq: RVSN) is the industry's leading provider of high quality, scalable and easy-to-use products and technologies for videoconferencing, video telephony, and the development of converged voice, video and data over IP and 3G networks. For more information please visit our website at www.radvision.com.

ABOUT FIRST VIRTUAL COMMUNICATIONS, INC.

First Virtual Communications creates leading software products that enable interactive voice, video and data collaboration over IP-based networks. Through its products, First Virtual provides cost-effective, integrated end-to-end solutions for large-scale deployments from the desktop to the conference room.
It also enables best-of-breed collaborative conferencing solutions to be extended to ISDN and ATM networks. More information about First Virtual Communications can be found at www.fvc.com.
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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH ADDRESS ACTIVITIES,
EVENTS OR DEVELOPMENTS THAT WE EXPECT OR ANTICIPATE MAY OCCUR IN THE FUTURE.
SUCH STATEMENTS ONLY EXPRESS CURRENT VIEWS WITH RESPECT TO CURRENT AND FUTURE EVENTS, AND ARE AND WILL BE AS THE CASE MAY BE, SUBJECT TO MANY RISKS, UNCERTAINTIES AND FACTORS RELATING TO THE OPERATIONS AND BUSINESS ENVIRONMENTS WHICH MAY CAUSE THE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, EXPRESS OR IMPLIED, BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL BUSINESS CONDITIONS IN THE INDUSTRY, CHANGES IN DEMAND FOR PRODUCTS, THE TIMING AND AMOUNT OR CANCELLATION OF ORDERS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE PUBLIC FILINGS OF RADVISION AND FVC WITH THE SECURITIES EXCHANGE COMMISSION, INCLUDING RADVISION'S FORM 10-K ANNUAL REPORT AND FVC'S FORM 10-K ANNUAL REPORT FOR THE PERIOD ENDED DECEMBER 31, 2003. WITH RESPECT TO FVC, THESE FACTORS ALSO INCLUDE FVC'S ABILITY TO OBTAIN BANKRUPTCY COURT APPROVAL WITH RESPECT TO THE PROPOSED TRANSACTION
WITH RADVISION AND OTHER RELIEF IN THE CHAPTER 11 PROCEEDING PROSECUTED BY IT FROM TIME TO TIME; THE ABILITY OF FVC TO CONSUMMATE SUCH TRANSACTION AND RELATED TRANSACTIONS; AND RISKS ASSOCIATED WITH THIRD PARTIES SEEKING AND OBTAINING RELIEF FROM THE BANKRUPTCY COURT THAT IS INCONSISTENT WITH THE PROPOSED TRANSACTION WITH RADVISION. THESE DOCUMENTS CONTAIN AND IDENTIFY OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE
CONTAINED IN OUR PROJECTIONS OR FORWARD-LOOKING STATEMENTS. STOCKHOLDERS AND OTHER READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. THE FORWARD LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE WHEN MADE, AND NO PARTY UNDERTAKES ANY OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENT.